                                                                   EXHIBIT 10.1

                               PURCHASE AGREEMENT


                                    BETWEEN


                               TYLER CORPORATION

                                      AND

                                 HALART, L.L.C.

                               TABLE OF CONTENTS


                           ARTICLE 1 THE TRANSACTION
         1.1      The Sale........................................................................................1
         1.2      Closing.........................................................................................1
         1.3      Recapitalization of FCAP........................................................................1
         1.4      Post-Closing Adjustments........................................................................2
         1.5      Directors and Officers..........................................................................2
         1.6      Further Action..................................................................................2

                      ARTICLE 2 REPRESENTATIONS OF SELLER

         2.1      Organization and Good Standing of FCAP..........................................................2
         2.2      Foreign Qualification...........................................................................3
         2.3      Power and Authority to Conduct Business.........................................................3
         2.4      Authority to Consummate Purchase................................................................3
         2.5      Binding Effect..................................................................................3
         2.6      Compliance with Other Instruments...............................................................3
         2.7      Capitalization of FCAP; Title...................................................................3
         2.8      FCAP's Financial Statements.....................................................................4
         2.9      Absence of Changes..............................................................................4
         2.10     Patents, Trademarks, and Copyrights.............................................................4
         2.11     Litigation and Claims...........................................................................4
         2.12     Judgments, Decrees, and Orders in Restraint of Business.........................................4
         2.13     No Violation of Any Instrument..................................................................4

                     ARTICLE 3 REPRESENTATIONS OF PURCHASER

         3.1      Organization and Good Standing..................................................................5
         3.2      Authority to Consummate Agreement...............................................................5
         3.3      Binding Effect..................................................................................5
         3.4      Compliance with Other Instruments...............................................................5
         3.5      Capitalization of Purchaser.....................................................................5

                         ARTICLE 4 COVENANTS OF SELLER

         4.1      Access; Confidentiality.........................................................................6
         4.2      Monthly Financial Statements....................................................................7
         4.3      Conduct of Business Prior to Closing Date.......................................................7
         4.4      Senior Financing................................................................................7
         4.5      Release of Liability............................................................................7

                        ARTICLE 5 COVENANTS OF PURCHASER

         5.1      Purchaser Financial Condition...................................................................7


          ARTICLE 6 JOINT CONDITIONS PRECEDENT TO CLOSING OBLIGATIONS
         6.1      Legal Action....................................................................................8
         6.2      Hart-Scott-Rodino Compliance....................................................................8

            ARTICLE 7 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

         7.1      Compliance......................................................................................8
         7.2      Representations.................................................................................8
         7.3      Certificates....................................................................................8
         7.4      Senior Financing................................................................................8

           ARTICLE 8 CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

         8.1      Compliance......................................................................................9
         8.2      Representations.................................................................................9
         8.3      Certificates....................................................................................9
         8.4      Senior Financing................................................................................9

                     ARTICLE 9 INDEMNIFICATION AND REMEDIES

         9.1      Indemnification by Seller.  ....................................................................9
         9.2      Indemnification by Purchaser...................................................................10
         9.3      Claims Limitations.............................................................................10
         9.4      Maximum Liability..............................................................................10
         9.5      Management.....................................................................................11

                             ARTICLE 10 TERMINATION

         10.1     Termination....................................................................................11

                            ARTICLE 11 MISCELLANEOUS

         11.1     Disclosure Schedules...........................................................................11
         11.2     Entire Agreement...............................................................................11
         11.3     Survival.......................................................................................12
         11.4     Counterparts...................................................................................12
         11.5     Notices........................................................................................12
         11.6     Successors and Assigns.........................................................................13
         11.7     Governing Law..................................................................................13
         11.8     Waiver and Other Action........................................................................13
         11.9     Knowledge......................................................................................13
         11.10    Cooperation Pending Closing....................................................................13
         11.11    Expenses.......................................................................................14


                                    EXHIBITS


Exhibit A       Amendment to Certificate of Incorporation (Sec. 1.3(a))

Exhibit B       Senior Subordinated Secured Promissory Note (Sec. 1.3(b)(ii))

Exhibit C       Senior Subordinated Secured Promissory Note (Sec. 1.3(b)(iii))

Exhibit D-1     December 27, 1998 Balance Sheet (As Adjusted)

Exhibit D-2     Adjustments to December 27, 1998 Balance Sheet

Exhibit E       Leases Indemnified


                                   SCHEDULES


Schedule 1.5    Resigning Officers and Directors

Schedule 2.2    Foreign Qualification

Schedule 2.6    Compliance with Other Instruments

Schedule 2.9    Absence of Changes

Schedule 2.12   Patents, Trademarks and Copyrights

Schedule 2.13   Contracts

Schedule 2.14   Litigation and Controversies

                               PURCHASE AGREEMENT


         THIS PURCHASE AGREEMENT, dated as of March ___, 1999, is entered into between Tyler Corporation, a Delaware corporation ("Seller"), and HalArt, L.L.C., a Michigan limited liability company ("Purchaser").

                                  WITNESSETH:

         WHEREAS, the Board of Directors of Seller and the managers of Purchaser have approved the sale by Seller and purchase by Purchaser of 100% of the outstanding common stock of Forest City Auto Parts Company, a Delaware corporation ("FCAP"), pursuant to the terms of this agreement (the "Agreement"); and

         WHEREAS, the parties hereto desire to set forth certain representations and covenants made by each to the other as an inducement to consummation of the purchase and sale (the "Sale");

         NOW, THEREFORE, in consideration of the premises and of the mutual representations and covenants herein, the parties agree as follows:

                                   ARTICLE 1
                                THE TRANSACTION

         1.1 THE SALE. Subject to and in accordance with the terms and conditions of this Agreement at the Closing (as defined in Section 1.2) Seller shall sell and Purchaser shall purchase 100% of the outstanding shares of common stock of FCAP (the "Shares") for $2,000,000 in cash (the "Purchase Price") on the terms herein set forth.

         1.2 CLOSING. The closing of the sale (the "Closing") shall take place at the offices of Gardere & Wynne, L.L.P. in Dallas, Texas (or at such other place as the parties agree), commencing at 9:00 a.m. local time, as promptly as possible after the conditions precedent to Closing have been satisfied (the "Closing Date").

         1.3 RECAPITALIZATION OF FCAP. Immediately preceding the Sale, subject to the conditions precedent to Seller's obligation to close having been satisfied or waived, and except as provided in Section 1.4, the Seller shall cause FCAP to be recapitalized as follows:

                  (a) FCAP shall amend its certificate of incorporation ("Certificate") to provide for issuance of 5,500 shares of $1,000.00 par value per share preferred stock (the "Preferred Stock") substantially on the terms of Exhibit A attached hereto and 4,500 shares of Common Stock;

                  (b) FCAP will pay, issue or deliver to Seller:

                           (i) $14,000,000 in cash, subject to adjustment as
provided in (b)(iv);

                           (ii) the $2,000,000 senior subordinated secured
promissory note of FCAP, substantially in the form of Exhibit B attached hereto;

                           (iii) the $1,000,000 senior subordinated secured
promissory note of FCAP, substantially in the form of Exhibit C attached hereto; and

                           (iv) a certificate for 5,500 shares of the Preferred
Stock.

                  (c) Seller shall cancel all Pre-Closing FCAP debt to Seller. FCAP shall have no debt to Seller after Closing, except that debt provided for in this Agreement.

         1.4 POST-CLOSING ADJUSTMENTS. As promptly as possible after Closing, Seller will deliver a balance sheet of FCAP as of the Closing Date (the "Closing Date Balance Sheet"), certified by Seller's chief financial officer as prepared on a basis consistent with FCAP's December 1998 Balance Sheet (the "Dec. '98 Balance Sheet") (attached hereto as Exhibit D-1) and which shall be adjusted by Seller in the same manner as the adjustments made by Seller to prepare the "Dec. '98 Balance Sheet (attached hereto as Exhibit D-2). The Closing Date Balance Sheet shall show the cash and cash equivalents of FCAP and the net worth of FCAP as of the Closing Date (the "Closing Date Net Worth").

                  (a) Promptly upon delivery of the Closing Date Balance Sheet, FCAP shall distribute to Tyler an amount equal to the cash and cash equivalents on hand of FCAP as of the Closing Date in excess of $500,000, and, if the cash and cash equivalents on hand is less than $500,000 as of the Closing Date, Tyler shall contribute cash to FCAP in an amount equal to $500,000 less the amount of cash and cash equivalents on hand as of the Closing Date.

                  (b) The number of shares of Preferred Stock shall be decreased at the rate of $1,000 per share to the extent the Closing Date Net Worth is less than $24.5 million and shall be increased to the extent the Closing Date Net Worth is more than $26.5 million.

         1.5 DIRECTORS AND OFFICERS. The persons specified as directors and officers of FCAP on Schedule 1.4 hereto shall resign at the Closing.

         1.6 FURTHER ACTION. The parties shall take all such reasonable and lawful action prior to Closing as may be necessary or appropriate to effectuate the Sale as promptly as possible, and after the Closing, if any further action is necessary or desirable, to carry out the terms and purposes of this Agreement.

                                   ARTICLE 2
                           REPRESENTATIONS OF SELLER

         Seller represents to Purchaser as follows:

         2.1 ORGANIZATION AND GOOD STANDING OF FCAP. FCAP is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         2.2 FOREIGN QUALIFICATION. FCAP is duly qualified or licensed to do business as a foreign corporation and in good standing in those jurisdictions set forth in Schedule 2.2 of the FCAP Disclosure Schedule delivered herewith (the "FCAP Disclosure Schedule"). FCAP is duly qualified or licensed to do business as a foreign corporation in every jurisdiction where the failure so to qualify could have a material adverse effect on the businesses, operations, assets, or financial condition of FCAP. For purposes of this section, no material adverse effect shall be deemed to have occurred as a result of non-payment of state or local franchise taxes not exceeding $2,500 in the aggregate.

         2.3 POWER AND AUTHORITY TO CONDUCT BUSINESS. FCAP has the corporate power and authority, and possesses all licenses and permits required by governmental authorities, to own, lease, and operate its properties and assets and to carry on its business as currently being conducted, except where the failure to possess such license or permit would not have a material adverse effect on the businesses, operations, assets, or financial condition of FCAP.

         2.4 AUTHORITY TO CONSUMMATE PURCHASE. Seller has the corporate power and authority to execute, deliver, and perform its obligations under this Agreement and the other agreements or documents executed or required to be executed by it in connection with this Agreement, and to consummate the transactions described in this Agreement, and the execution, delivery, and performance by Seller of this Agreement and the other documents executed or required to be executed by it in connection with this Agreement will have been duly authorized by all necessary corporate action prior to Closing.

         2.5 BINDING EFFECT. This Agreement and the other agreements and documents executed or required to be executed by FCAP and Seller in connection with this Agreement have been or will have been duly executed and delivered by each of them, and are or will be, when executed and delivered, the legal, valid, and binding obligations, enforceable in accordance with their terms, except that (i) enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting creditors' rights and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

         2.6 COMPLIANCE WITH OTHER INSTRUMENTS. Except as disclosed in Section
2.6 of the FCAP Disclosure Schedule, neither the execution and delivery by FCAP or Seller of this Agreement, or the other agreements or documents executed or required to be executed by either of them in connection herewith, nor the consummation of the transactions contemplated hereby and thereby, will (i) conflict with the Certificate or FCAP's by-laws; (ii) require any consent or notice under, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or permit the termination or acceleration of maturity of, or result in the imposition of any claim or encumbrance upon any property of either of them, pursuant to any evidence of indebtedness, loan, lease, or other agreement or any order by which either of them is bound, or to which any of their assets is subject, where any such failure to obtain any approval or notice, or violation or default would result in a material adverse effect on the businesses, operations, assets, or financial condition of FCAP.

         2.7 CAPITALIZATION OF FCAP; TITLE. The authorized capital stock of FCAP is 1,000 shares of FCAP's Common Stock, $1.00 par value of which 1,000 shares are issued and outstanding and no shares are subject to stock options. All of the issued and outstanding shares of FCAP

Common Stock have been duly authorized and are validly issued, fully paid, and nonassessable. There are and at the Closing will be no shares of the capital stock of FCAP held in its treasury. Except as provided herein, there is no outstanding right obligating FCAP to dispose of, or to acquire, shares of, or securities convertible into or exchangeable for, capital stock of FCAP. Capitalization of FCAP will be revised pursuant to this Agreement.

         2.8 FCAP'S FINANCIAL STATEMENTS. Attached as Exhibit D is a true, correct, and complete copy of the unaudited balance sheet of FCAP as of December 27, 1998 (the "FCAP Balance Sheet Date").

         2.9 ABSENCE OF CHANGES. Since the FCAP Balance Sheet Date, FCAP has not (except as may be contemplated by this Agreement or as may result from the transactions contemplated by this Agreement or as disclosed in Section 2.9 of the FCAP Disclosure Schedule):

                  (a) changed any material agreement, other than changes in the ordinary course of business;

                  (b) declared, paid, or set aside for payment any distribution with respect to its capital stock;

                  (c) acquired or disposed of any of its capital stock or securities or any rights to acquire such capital stock or securities, or agreed to changes in the terms and conditions of any such rights;

         2.10 PATENTS, TRADEMARKS, AND COPYRIGHTS. Set forth in Section 2.10 of the FCAP Disclosure Schedule is a true and correct description of all material trademarks, trade names, service marks, patents, copyrights, and applications therefor and other similar and intangible intellectual property and all license, royalty, assignment, and other material agreements relating to technology, know-how, or processes owned or used in connection with the business of FCAP.

         2.11 LITIGATION AND CLAIMS. Except as described in Section 2.11 of the FCAP Disclosure Schedule, FCAP is not a party to any pending or threatened suit or litigation or any pending change in any regulations, statutes, or ordinances, which would, severally or in the aggregate, have a material adverse effect on the businesses, results of operations, assets, or the condition of FCAP.

         2.12 JUDGMENTS, DECREES, AND ORDERS IN RESTRAINT OF BUSINESS. FCAP is not subject to any judgment, order, or decree enjoining it in respect of any business practice or the acquisition of any property or the conduct of its business.

         2.13 NO VIOLATION OF ANY INSTRUMENT. FCAP is not in violation of or default under any document nor, to the knowledge of FCAP, has any event occurred that, with or without the giving of notice, lapse of time, or the occurrence of any other event, would constitute a violation of or default under, or permit the termination or the acceleration of maturity of, or result in the imposition of any document and encumbrance upon any property or asset of FCAP.

                                   ARTICLE 3
                          REPRESENTATIONS OF PURCHASER

         Purchaser represents to Seller as follows:

         3.1 ORGANIZATION AND GOOD STANDING. Purchaser is a limited liability company, duly formed, validly existing, and in good standing under the laws of the State of Michigan.

         3.2 AUTHORITY TO CONSUMMATE AGREEMENT. Purchaser has the corporate power and authority to execute, deliver, and perform its obligations under this Agreement and the other agreements or documents executed or required to be executed by it in connection with this Agreement to consummate the transactions described in this Agreement. The execution, delivery, and performance by Purchaser of this Agreement and the other documents executed or required to be executed by it in connection with this Agreement will have been duly authorized by all necessary corporate action prior to Closing.

         3.3 BINDING EFFECT. This Agreement and the other documents executed or required to be executed by Purchaser in connection with this Agreement have been or will have been duly executed and delivered by Purchaser and are or will be, when executed and delivered, the legal, valid, and binding obligations of Purchaser executing the same, enforceable in accordance with their terms except that (i) enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting creditors' rights, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

         3.4 COMPLIANCE WITH OTHER INSTRUMENTS. Neither the execution and delivery by Purchaser of this Agreement or the other agreements or documents executed or required to be executed by Purchaser in connection herewith, nor the consummation by Purchaser of the transactions contemplated hereby and thereby will (i) conflict with the certificate of formation or operating agreement of Purchaser; or (ii) require any consent in or notice under, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or permit the termination or the acceleration of maturity of, or result in the imposition of any lien or encumbrance upon any property or asset of Purchaser pursuant to any evidence of indebtedness, loan, lease, or other agreement or any order by which Purchaser is bound, or to which any of their assets is subject, except for those violations and breaches that would not have a material adverse effect on the businesses, operations, assets, or financial condition of Purchaser.

         3.5 CAPITALIZATION OF PURCHASER. The authorized equity of Purchaser consists of 1,000 membership interests, all of which are issued and outstanding, and owned of record and beneficially as follows:


                                                  Membership
    Owner                                           Interest
    -----                                         ----------
    Art Hawkins                                       450
    Harold Parkison                                   200
    Timothy Findley                                   100
    Alan Gauthier                                     100
    William Hawkins                                   100
    Michael Hawkins                                    50
                                                   ------
                                                    1,000

Messrs. William and Michael Hawkins, ages 26 and 23, respectively, are not a part of Art Hawkins' household All of the issued and outstanding membership interests have been duly authorized and are validly issued, fully paid and nonassessable. There is no outstanding right obligating Purchaser or any of its members to issue, sell, or otherwise dispose of, or to purchase or otherwise acquire shares of, or securities convertible into or exchangeable for, membership interests of Purchaser.

         3.6 ASSETS AND SALES. The assets and annual sales of Purchaser are each less than $10,000,000.

         3.7 HART-SCOTT-RODINO FILING. Purchaser is the Ultimate Parent Entity as defined under the Hart-Scott-Rodino Act Antitrust Improvements Act of 1976 (the "HSR Act") and rules and regulations. Purchaser is not required to make any filing under the HSR Act, as amended, prior to the consummation of the transactions contemplated by this Agreement. For purposes of this Agreement, the term "Ultimate Parent Entity" shall have the meaning given to such term in the regulations promulgated under the HSR Act.

                                   ARTICLE 4
                              COVENANTS OF SELLER

         4.1 ACCESS; CONFIDENTIALITY.

                      (a) During the period pending the Closing Date, Seller shall afford to Purchaser and its duly authorized representatives full access to and the right to review and make copies of FCAP's assets, books, contracts, commitments, and records, view its physical properties, and communicate with its key employees on a reasonably satisfactory basis, and will furnish and cause its representatives to furnish promptly to FCAP such additional financial and operating data and other documents and information relating to its businesses and properties as Purchaser or its duly authorized representatives may from time to time reasonably request, provided Purchaser shall clear with C.A. Rundell, Jr. of Seller or his designee any proposed visits to any of the premises of FCAP or contacts with any of its employees. Seller may also require accompaniment of a Seller representative with any representative of Purchaser.

                      (b) The rights and obligations of the parties pursuant to paragraph 14 of the Letter of Intent ("Letter of Intent") dated December 7, 1998, by Seller and Art Hawkins will survive the execution and delivery of this Agreement, and all information obtained by the Purchaser or any of its representatives pursuant hereto shall be deemed confidential information, and shall be subject to the provisions of the Letter of Intent, except to the extent that Purchaser is advised by its counsel that disclosure of any such information, including the existence of the Letter of Intent, is required by law.

         4.2 MONTHLY FINANCIAL STATEMENTS. During the period pending the Closing Date, Seller shall furnish to Purchaser the unaudited balance sheet and related statements of operations, stockholders' equity, and cash flows and any supporting schedules of FCAP for the accounting periods ending on or about the last day of each month, promptly after they are available, but not later than 60 days after the close of such accounting period.

         4.3 CONDUCT OF BUSINESS PRIOR TO CLOSING DATE. During the period from the date hereof to the Closing Date (or other indicated date), except as otherwise provided herein or in the FCAP Disclosure Schedule, Seller shall cause FCAP to:

                      (a) conduct its operations in the ordinary and usual course of business consistent with past practices, maintain marketing organizations intact, and preserve the goodwill of its employees, representatives, suppliers, and customers;

                      (b) not declare or make any distribution with respect to its stock, or lend any funds to a shareholder or its affiliates; and

                      (c) take no action that, and shall not fail to take any action the failure to take which, would cause or permit its representations to be untrue in any material respect on the Closing Date.

         4.4 SENIOR FINANCING. Seller and Purchaser will use their respective best reasonable efforts to obtain not less than $10,200,000 of senior financing for FCAP secured by inventory, and $3,800,000 of senior financing secured by real estate, as the lender may require and as are agreed and acceptable to Seller and Purchaser (the "Senior Financing"). Seller will have no obligation with respect to the Senior Financing. The parties intend for the Senior Financing to be funded at Closing and with the $2,000,000 Purchase Price to provide the cash payable to Seller at Closing.

         4.5 RELEASE OF LIABILITY. Prior to Closing, Seller shall obtain a release of FCAP from any liability on Seller funded indebtedness.

                                   ARTICLE 5
                             COVENANTS OF PURCHASER

         5.1 PURCHASER FINANCIAL CONDITION. At the Closing, Purchaser will have at least $2,000,000 in cash, and a net worth of at least $2,000,000.

                                   ARTICLE 6
               JOINT CONDITIONS PRECEDENT TO CLOSING OBLIGATIONS

         6.1 LEGAL ACTION. Except as may be waived by Seller or Purchaser, no party shall have any obligation to consummate the transactions contemplated by this Agreement if (i) any governmental agency or authority shall have instituted, or threatened in writing to institute, any action or proceeding seeking to delay or prohibit consummation of the transactions contemplated by this Agreement, or (ii) any order, judgment, or decree by any court or governmental agency or authority shall be in effect that prohibits the same or, in the reasonable judgment of Purchaser, otherwise would materially interfere with the operation of the assets and business of FCAP after the Closing Date.

         6.2 HART-SCOTT-RODINO COMPLIANCE. The parties shall have made all filings required under the Hart-Scott-Rodino Act (the "HSR Act") and the waiting period required under the HSR Act shall have expired or terminated prior to the Closing Date.

                                   ARTICLE 7
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

         Except as may be waived by Seller, the obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or before the Closing Date of each of the following conditions:

         7.1 COMPLIANCE. Purchaser shall have satisfied or complied with and performed in all material respects all terms, covenants, and conditions of this Agreement to be complied with or performed by Purchaser on or before the Closing Date.

         7.2 REPRESENTATIONS. All of the representations made by Purchaser in this Agreement (prior to supplementation or amendment thereto) and in all certificates and other agreements delivered by Purchaser to Seller pursuant hereto or in connection with the transactions contemplated hereby, shall have been true and correct in all material respects as of the date of delivery, and shall be true and correct in all material respects at the Closing Date with the same force and effect as if such representations had been made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

         7.3 CERTIFICATES. Seller shall have received a certificate or certificates, executed on behalf of Purchaser by its President, to the effect that the conditions contained in Sections 7.1 and 7.2 hereof, have been satisfied.

         7.4 SENIOR FINANCING. A signed agreement for the Senior Financing shall have been obtained by FCAP.

         7.5 HART-SCOTT-RODINO OPINION. At the Closing, Purchaser shall cause to be delivered to Seller the opinion of John M. Rickel, Esq., in form and substance reasonably acceptable to Seller, that neither Purchaser nor its Ultimate Parent Entity is required to make any filing under the HSR Act prior to the consummation of the transactions contemplated by this agreement.

                                   ARTICLE 8
                      CONDITIONS PRECEDENT TO OBLIGATIONS
                                  OF PURCHASER

         Except as may be waived by Purchaser, the obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

         8.1 COMPLIANCE. Seller shall have satisfied or complied with and performed in all material respects all terms, covenants, and conditions of this Agreement to be complied with or performed by Seller on or before the Closing Date.

         8.2 REPRESENTATIONS. All of the representations made by Seller in this Agreement, the FCAP Disclosure Schedule (prior to any supplementation or amendment pursuant), and in all certificates and other documents delivered by Seller pursuant hereto or in connection with the transactions contemplated hereby, shall have been true and correct in all material respects as of the date of delivery, and shall be true and correct in all material respects at the Closing Date with the same force and effect as if such representations had been made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

         8.3 CERTIFICATES. Purchaser shall have received a certificate or certificates, executed on behalf of Seller, to the effect that the conditions in Sections 8.1, 8.2 and 8.4 hereof, have been satisfied.

         8.4 SENIOR FINANCING. A signed agreement for the Senior Financing shall have been obtained by FCAP.

                                   ARTICLE 9
                          INDEMNIFICATION AND REMEDIES

         9.1 INDEMNIFICATION BY SELLER. Seller agrees to indemnify and hold harmless Purchaser from and against:

                      (a) any and all claims, losses, obligations, damages, demands, and liabilities for any undisclosed operating liability of FCAP ("FCAP Losses"), based on, relating to, or arising out of, or any allegation by any third party of, any event occurring prior to February 1, 1997;

                      (b) any and all claims and liabilities for income and franchise taxes of FCAP, including any penalties and interest with respect thereto for periods ending on or prior to the Closing Date ("Taxes");

                      (c) (i) sales taxes of FCAP, including interest and penalties, if any, assessed by the States of Illinois, Indiana, New York, Ohio, Pennsylvania, or Wisconsin, for the periods September 1994 through December 1998;

                                (ii) the costs, if any, payable to landlords to
cancel the leases listed in Exhibit E; and

                                (iii) the costs, damages, and expenses net of
insurance proceeds in resolving the lawsuits of Brown v. Forest City Auto Parts and Wilmot v. Forest City Auto Parts; and

                      (d) (i) any finder or broker claiming a fee by, through, or under Seller or FCAP with respect to the Sale, (ii) the fees of Hoak Breedlove Wesneski & Co. and any other broker retained by Seller for placing the Senior Financing, (iii) the $40,000 deposit against expenses paid to Congress Financial Corporation prior to the date hereof in connection with the Senior Financing, (iv) the initial points on the Senior Financing not to exceed $90,000, and (v) legal and other fees of the bank not to exceed $60,000.

         9.2 INDEMNIFICATION BY PURCHASER. Purchaser agrees to indemnify and hold harmless Seller from and against:

                      (a) any and all claims, losses, expenses, obligations, demands and liabilities, based on, related to, or arising out of, or any allegation by any third party of, the operations of FCAP on or after the Closing Date; and

                      (b) any finder or broker claiming a fee by, through, or under Purchaser with respect to the Sale.

         9.3 CLAIMS LIMITATIONS. Notwithstanding anything otherwise contained in this Agreement, no party hereto shall assert any claim against any other party hereto, unless the aggregate of all claims exceeds the sum of $25,000; provided, that claims made by either party for breach of any binding provision of the Letter of Intent shall not be subject to the foregoing limitations. The remedies set forth in this Article are the exclusive remedies of the parties under this Agreement with respect to their respective representations and covenants to be completed prior to Closing, provided the parties shall have all the rights and remedies set forth in the Securities. All claims hereunder must be brought within the periods set forth in Section 11.3.

         9.4 MAXIMUM LIABILITY. The maximum aggregate liability of Seller or Purchaser for all claims made pursuant to this Agreement is $500,000 in addition to recovery on insurance policies, except that:

                      (a) in addition to its obligation under this Section, Seller shall be obligated to Purchaser for Seller's indemnifications under
Section 9.1(b), (c), and (d), and under Section 9.1(a) for FCAP Losses attributable solely to actions of Seller; and,

                      (b) in addition to its obligation under this section, Purchaser shall be obligated to Seller for its indemnifications under Section 9.2.

         9.5 MANAGEMENT. The indemnifying party shall have the sole right at its cost to manage the defense or handling of any claim or matter for which it is, or is alleged to be, indemnifying the other party.

                                   ARTICLE 10
                                  TERMINATION

         10.1 TERMINATION. This Agreement and the transactions contemplated hereby may be terminated at any time on or before the Closing Date:

                      (a) by mutual consent of the parties;

                      (b) by either Purchaser or Seller until a signed definitive agreement for the Senior Financing has been obtained;

                      (c) by Purchaser or Seller if the transactions contemplated by this Agreement have not been consummated by April 1, 1999, unless such failure of consummation is due to the failure of the party seeking termination to perform or observe the covenants, agreements, and conditions hereof to be performed or observed by it at or before the Closing Date; and

                      (d) by Purchaser or Seller if the conditions precedent to its obligations to close this Agreement have not been satisfied or waived by it at or before April 1, 1999.

         Any party desiring and entitled to terminate this Agreement shall do so by giving prompt notice to the other parties hereto.

                                   ARTICLE 11
                                 MISCELLANEOUS

         11.1 DISCLOSURE SCHEDULES. The FCAP Disclosure Schedule is incorporated herein by reference.

         11.2 ENTIRE AGREEMENT. This Agreement and the Exhibits and the FCAP Disclosure Schedule hereto, the Letter of Intent, and the other agreements, certificates, instruments, and documents contemplated hereby (the "Documents"), contain the complete agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings among the parties with respect to such transactions. Section and other headings, the table of contents and indexes to the FCAP Disclosure Schedules are for reference purposes only and shall not affect the interpretation or construction of this Agreement. The parties have not made any representation except as expressly set forth in the Documents. The obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this Section.

         11.3 SURVIVAL. Except as set forth in this section, all representations of the parties contained in this Agreement, or in any schedule delivered pursuant to this Agreement, shall survive the Closing and shall continue in full force and effect for one year after the Closing Date.

         11.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document.

         11.5 NOTICES. All notices, demands, requests, or other communications that may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, telegram, or telecopy, addressed as follows:

         (i) If to Seller to:

                               Tyler Corporation
                               2800 West Mockingbird Lane
                               Dallas, Texas 75235
                               Attn: Ted Bathurst
                               Telecopy No. (214) 902-5058

             with a copy (which shall not constitute notice) to:

                               H. Lynn Moore, Jr., Esq
                               2800 West Mockingbird Lane
                               Dallas, Texas 75235
                               Telecopy No.: (214) 902-5058

         (ii) If to Purchaser to:

                               Forest City Auto Parts Company
                               c/o Art Hawkins
                               6180 Cochran Road, 2nd Floor
                               Solon, Ohio 44139
              with copies (which shall not constitute notice) to:

                               Art Hawkins
                               HalArt L.L.C.
                               1520 Surria Court
                               Bloomfield Hills, MI 48304
                               Telecopy No.: (248) 593-4997

                               John M. Rickel, Esq.
                               Rickel & Baun, P.C.
                               63 Kercheval Avenue
                               Grosse Pointe Farms, Michigan 48236-3627
                               Telecopy No.: (313) 886-0405

         Each party may designate by notice in writing a new address to which any notice, demand, request, or communication may thereafter be so given, served, or sent. Each notice, demand, request, or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger, or (with respect to a telecopy) the confirmation being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         11.6 SUCCESSORS AND ASSIGNS. This Agreement and the rights, interests, and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto, but may not be assigned without the consent of the other parties hereto.

         11.7 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas.

         11.8 WAIVER AND OTHER ACTION. This Agreement may be amended, modified, or supplemented only by a written instrument executed by the parties against which enforcement of the amendment, modification, or supplement is sought.

         11.9 KNOWLEDGE. At any time there is a reference in a representation or covenant of a party to this Agreement that is qualified by the knowledge of such party, the terms "knowledge" or "knows" or "known", or "belief" or "believes" shall mean (i) as to Purchaser, the knowledge or belief of Art Hawkins, and (ii) as to Seller, the knowledge or belief of its Chairman of the Board, Chief Executive Officer or Chief Financial Officer.

         11.10 COOPERATION PENDING CLOSING. Each of the parties shall use its commercially reasonable efforts, (i) to deliver promptly the necessary applications, notices, and filings to obtain at the earliest practicable date the consents necessary to consummate the transactions contemplated by this Agreement, (ii) to cooperate with and keep the other informed as to all matters in connection with the operation of FCAP, (iii) to take such actions as the other party may reasonably request to consummate the transactions contemplated by this Agreement, and (iv) to obtain the Senior Financing and to satisfy all other conditions precedent to the obligations to close this Agreement.

         11.11 EXPENSES. If an HSR Act filing is made, each of the parties shall pay 50% of the HSR Act filing fee of $45,000. Otherwise, each party to this Agreement shall bear its own expenses.



               [THE NEXT FOLLOWING PAGES IS THE SIGNATURE PAGE.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TYLER CORPORATION



By:
Name:
Title:


HALART L.L.C.



By:
   Art Hawkins, President

                                    EXHIBIT A

                    AMENDMENT TO CERTIFICATE OF INCORPORATION



4. The total number of shares of capital stock that the Corporation shall have the authority to issue is Ten Thousand (10,000) shares. Four Thousand Five Hundred (4,500) of the authorized shares shall be Common Stock with a par value of $1.00 per share and Five Thousand Five Hundred (5,500) of the authorized shares shall be Preferred Stock with a par value of $1,000.00 per share.

         A.       Voting Rights.

                  (1) Each share of Common Stock shall be entitled to one (1) vote on all matters submitted to a vote of the stockholders. Except as otherwise expressly provided in this Certificate of Incorporation or required by law, the shares of Preferred Stock shall not be entitled to a vote on actions submitted to a vote of the stockholders of the Corporation.

                  (2) In addition to any provisions in this Certificate of Incorporation and any requirement of law, the Preferred Stock shall vote as a single class, and each share of Preferred Stock shall be entitled to one (1) vote, with respect to any proposal to (a) alter or change the dividend, liquidating, redemption, voting, or any other rights, preferences, or privileges of the shares of Preferred Stock, materially and adversely, (b) increase the authorized number of shares of Preferred Stock, (c) create any class or series of stock on a parity with or having preferences to the Preferred Stock, or (d) recapitalize or reclassify any class or series of the Corporation's outstanding capital stock. Unless the vote or consent of a larger percentage is required by law or this Certificate of Incorporation, the affirmative vote of the holders of a majority of the outstanding shares of Preferred Stock shall be sufficient to take any action as to which a class vote of the holders of Preferred Stock is required by this Certificate of Incorporation or by law.

         B.       Common Stock.

                  (1) Shares of Common Stock may be issued by the Corporation from time to time for such consideration as may be lawfully fixed by the Board of Directors.

                  (2) Subject to the prior rights and preferences of the Preferred Stock set forth in this Article 4 and to the extent permitted by the laws of the State of Delaware, the holders of Common Stock shall be entitled to receive such cash dividends as may be declared and made payable by the Board of Directors.

         C.       Preferred Stock.

                  (1)      Dividends.

                           (a) No dividends of cash or property shall be declared or paid on the Preferred Stock.

                           (b) While any shares of Preferred Stock are outstanding, the Corporation shall not declare or pay any dividends on the Common Stock in excess of fifty percent (50%) of the net income after taxes of the Corporation for the year in which the dividend is declared.

                  (2)      Preference on Liquidation, Dissolution, or Winding
         Up.

                           (a) Definition. A consolidation or merger of the Corporation, a sale or transfer of substantially all of its assets as an entirety, or any purchase or redemption of capital stock of the Corporation of any class, shall not be regarded as "a liquidation, dissolution, or winding up of the affairs of the Corporation" within the meaning of this Section C.

                           (b) Preferred Stock. During any proceedings for the voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Preferred Stock shall be entitled to receive, in cash, with respect to each outstanding share of Preferred Stock an amount equal to $1,000.00 (the "Liquidation Amount") before any distribution of the assets of the Corporation shall be made to the holders of the outstanding Common Stock. If upon such liquidation, dissolution, or winding up, the cash available for distribution to the holders of capital stock of the Corporation shall be insufficient to permit the payment to the holders of the Preferred Stock of the Liquidation Amount in cash per share, the other assets of the Corporation shall be distributed to the holders of the Preferred Stock ratably until the fair market value of the other assets so distributed, when added to the cash distributed to the holders of the Preferred Stock, shall equal the full amount to which the holders of the Preferred Stock would otherwise be entitled. If the assets of the Corporation are sufficient to permit the payment of such amounts to the holders of the Preferred Stock, the remainder of the assets of the Corporation, if any, after the distributions as aforesaid shall be distributed and divided ratably among the holders of the Common Stock then outstanding according to their respective shares.

                  (3)      Redemption.


                           (a) Mandatory Redemption. At any time (i) the Corporation or any entity that owns any of the Common Stock (a "Controlling Entity") shall sell or register its equity or equity related securities pursuant to a registration statement declared effective by the Securities and Exchange Commission, (ii) the Corporation or a Controlling Entity otherwise becomes a reporting company pursuant to the Securities Exchange Act of 1934, as amended, with respect to equity or equity related securities, (iii) the Corporation sells or otherwise transfers more than 30% of the book value of its assets, (iv) there is a Change of Control (as defined herein), or (v) upon the seventh anniversary of the initial issuance of the shares of Preferred Stock, then the Corporation shall, contemporaneously therewith (the "Redemption Date"), redeem (the "Mandatory Redemption") from the holders thereof each outstanding share of Preferred Stock at a redemption price per share equal to the Liquidation Amount (the "Redemption Price"). Upon the failure of the Corporation to cure a default on any of its obligations to make Mandatory Redemptions within six months after the occurrence of the default, the holders of Preferred Shares shall thereafter have the continuing right to elect a majority of the board of directors of the Corporation.

                           (b) Partial Redemption. The Corporation shall, on the date that is the first business day following 10 days after any of the following events (the "Redemption Date"), redeem (the "Partial Redemption") from the holders thereof, outstanding shares of Preferred Stock at the Redemption Price, as follows:

                           (i) upon the sale other than in the ordinary course of business of the Corporation's inventory, the Corporation shall redeem shares of Preferred Stock to the extent the sales proceeds of the inventory exceed the 50% amount lent against the inventory;

                           Ex: The Corporation sells a batch of inventory other than in the ordinary course of business with a cost of $10,000 and a borrowing base of $5,000 for $8,000. The bank will receive $5,000 and the Corporation will pay $3,000 in partial redemption of shares of Preferred Stock. If the sale price was $12,000, the bank would receive $5,000 and the Corporation will pay $7,000 in redemption of shares of Preferred Stock.

         This subsection shall not apply to (i) transfers of inventory from one store of Maker to another store of Maker or to a warehouse, where Maker retains title, or (ii) transfers to manufacturers for credit.

                           (ii) upon the sale of any real estate, the Corporation shall redeem shares of Preferred Stock to the extent the sales proceeds of the real estate exceed the 75% amount lent against the real estate;

                           Ex: The Corporation sells real estate originally valued at $100,000 for $90,000. The Corporation will pay $75,000 to the bank, and the Corporation will pay $15,000 in redemption of shares of Preferred Stock. If the sale price was $130,000, the Corporation would pay $38,000 in redemption of shares of Preferred Stock.


                           (iii) upon the sale of any fixtures or other capital assets, the Corporation shall redeem shares of Preferred Stock to the extent of the entire proceeds of sale.

                           (c) Optional Redemption. The Corporation shall have the right at any time to redeem (an "Optional Redemption") from the holders thereof each outstanding share of Preferred Stock at the Redemption Price. If the Corporation at any particular time proposes to redeem fewer than all of the then outstanding shares of Preferred Stock, the shares of Preferred Stock to be redeemed shall be selected in such manner that the number of shares of Preferred Stock (to the nearest full share) to be redeemed from each holder of Preferred Stock will bear the same proportional relationship to all shares of Preferred Stock held by such holder as the aggregate number of shares to be redeemed bears to all the shares of Preferred Stock then outstanding The Corporation shall set forth a Redemption Date for any Optional Redemption in the notice provided pursuant to this Section (3).

                           (d) Subordination. (i) Any Optional Redemption or the Mandatory Redemption of shares of Preferred Stock is expressly subordinate to, first, the prior claims of the Senior Debt, including, without limitation, any requirement to reduce the outstanding amount of the Senior Debt, and the prior payment of principal and accrued and unpaid interest on any promissory note that is subordinated to the Senior Debt that may be issued by the Corporation and payable to Tyler Corporation ("Subordinated Notes"), and (ii) any Partial Redemption is expressly subordinate to, first, the prior claims of the Senior Debt and, second, the prior payment of principal and accrued and unpaid interest on the Subordinated Notes (with respect to either clause (i) or (ii), the "Senior Redemption Rights"). If due to such subordination, the Corporation is unable to redeem the full number of outstanding shares of Preferred Stock, then the Corporation shall on the Redemption Date redeem only such number of outstanding shares of Preferred Stock to the maximum extent permitted by the applicable Senior Redemption Rights. Any shares of Preferred Stock remaining outstanding after such Redemption Date shall thereafter be subject to redemption pursuant to this Section (3).

                              "Senior Debt" means any and all indebtedness,
whether for principal, interest, fees, or other amounts, at any time and from time to time owing or to become owing by Corporation under any agreement, instrument or document, secured by inventory and real estate.

                           (e) Legal Restrictions. The Corporation shall in no event apply to the redemption of any shares of Preferred Stock any funds not legally available therefor under the General Corporation Law of the State of Delaware, as amended, or any successor statute (the "DGCL"). If due to such restrictions, the Corporation is unable to redeem the full number of outstanding shares of Preferred Stock, then the Corporation (i) shall on the Redemption Date redeem such number of outstanding shares of Preferred Stock to the maximum extent permitted by the DGCL and (b) shall thereafter redeem the balance of the outstanding shares of Preferred Stock not so redeemed on the Redemption Date at such intervals, which shall be no less often than quarterly, to the maximum extent funds are available under the DGCL. Any shares of Preferred Stock remaining outstanding after such Redemption Date shall thereafter be subject to redemption pursuant to this Section (3).

                           (f) Notice; Record Date. Not less than twenty (20) nor more than sixty (60) days prior to the Redemption Date, notice of such redemption shall be given, either personally or by mail, to each holder of Preferred Stock. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer book of the Corporation, with postage thereon prepaid. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the addressee receives the notice. In no event shall the failure to mail notice, or any defect therein or in the mailing thereof, to any one or more holders of the Preferred Stock affect the validity of notice duly given to any other holder thereof. The record date for any redemption shall be the date ten (10) days prior to the Redemption Date.

                           (g) Payment. Upon any redemption pursuant this Section (3), the Corporation shall pay each holder of the Preferred Stock the Redemption Price in cash, by wire transfer, or by delivery of a cashier's check with respect to each share of Preferred Stock held as of the Redemption Date.

                           (h) Effect of Redemption. On and after the Redemption Date, all rights of the holders of shares of Preferred Stock so called for redemption as shareholders of the Corporation, except the right to receive the Redemption Price without interest, shall cease and terminate. The shares so called for redemption shall no longer be deemed outstanding. On or before the Redemption Date, the respective holders of record of the Preferred Stock to be redeemed shall deliver to the Corporation the certificates for the shares to be redeemed. Such certificates, if required, shall be properly stamped for transfer and duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly executed in blank. If any holder of Preferred Stock shall fail to tender its shares of Preferred Stock as provided above, the Corporation shall have the right to cancel said shares upon its books and pay to such shareholder the Redemption Price for such shares. Any such canceled shares shall for all purposes be considered to have been redeemed as provided herein.

                           (i) Change of Control. A "Change of Control" shall be deemed to have occurred if (i) the Corporation or a Controlling Entity is merged or consolidated with another entity and as a result of such merger or consolidation of the outstanding voting securities of the surviving or resulting entity less than 50% are owned in the aggregate by the former shareholders of the Corporation or the Controlling Entity, or less than 30% are owned by Art Hawkins, (ii) any person other than Art Hawkins or group within the meaning of the Securities Exchange Act of 1934, as amended, acquires (together with voting securities previously held by such person or group) more than 50% of any class of outstanding voting securities of the Corporation or a Controlling Entity (whether directly, indirectly, beneficially, or of record) pursuant to any transaction or combination of transactions,
         (iii) there is a change of control of the Corporation or a Controlling Entity of a nature that would be required to be reported in response to
         Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, whether or not the Corporation or the Controlling Entity is then subject to such reporting requirements, or (iv) the individuals who, at the beginning of any period of twelve (12) consecutive months, constituted the Board of Directors of the Corporation or a Controlling Entity cease, for any reason, to constitute at least a majority thereof, unless the nomination for election or election by the Corporation's or the Controlling Entity's shareholders of each new director of the Corporation or the Controlling Entity was approved by a vote of at least two-thirds of the directors then still in office who either were directors of the respective boards at the beginning of such period or whose election or nomination for election was previously so approved.

         D. Purchase or Redemption of Capital Stock. The Corporation shall not redeem or otherwise purchase any shares of any other class of its capital stock while any shares of Preferred Stock remain outstanding unless the holders of at least 50% of the outstanding shares of Preferred Stock shall have given their prior written consent thereto.

         E. Financial Statements. So long as any shares of Preferred Stock are outstanding, the Corporation shall deliver to the holders of Preferred Stock promptly after prepared, but in any event within sixty (60) days after the end of each quarter, quarterly financial statements that shall include a balance sheet, an earnings statement, a cash flow statement, and a description of any sales of inventory, real estate or other capital assets of the Corporation during the quarter.

                                   EXHIBIT B


                   SENIOR SUBORDINATED SECURED PROMISSORY NOTE
                              Due __________, 2002

$2,000,000                     Dallas, Texas                  ____________, 1999

         FOR VALUE RECEIVED, the undersigned, FOREST CITY AUTO PARTS COMPANY, a Delaware corporation ("Maker"), hereby promises to pay to the order of TYLER CORPORATION, a Delaware corporation ("Noteholder"), the principal amount of TWO MILLION AND NO/100 DOLLARS ($2,000,000), together with interest on the unpaid principal balance of this Note from time to time outstanding from the date hereof at the rate of six percent (6%) per annum, provided, however, that all past due principal of, and to the extent permitted by and not usurious under applicable law, interest on, this Note, shall bear interest from date due until paid (i) if paid on or before ninety (90) days after due date, at the rate of six percent (6%) per annum, (ii) if paid more than ninety (90) days after due date, but on or before one hundred eighty (180) days after due date, at the rate of twelve percent (12%) per annum, and (iii) if paid more than one hundred and eighty (180) days after the due date, at the rate of eighteen percent (18%) per annum. Interest accrued on the unpaid principal balance of this Note from time to time outstanding shall be calculated on the basis of the actual days elapsed (including the first day but excluding the last) in a year consisting of 365 or 366 days, as appropriate.

         Section 1. Definitions. When used in this Note, the following terms have the respective meanings specified herein or in the section referred to:

         "Change of Control" means (i) the merger or consolidation of Maker, or any entity that owns of record and/or beneficially more than twenty-five percent (25%) of the issued and outstanding common stock of Maker (a "Controlling Entity") with another entity and as a result of such merger or consolidation of the outstanding voting securities of the surviving or resulting entity less than fifty percent (50%) are owned in the aggregate by the former shareholders of Maker or the Controlling Entity, or less than 30% are owned by Art Hawkins, (ii) the acquisition by any person other than Art Hawkins or group within the meaning of the Securities Exchange Act of 1934, as amended, of more than fifty percent (50%) of any class of outstanding voting securities of Maker or a Controlling Entity, whether directly, individually, beneficially or of record, pursuant to any transaction or combination of transactions, (iii) a change of control of Maker or a Controlling Entity of a nature that would require a report in response to Item 6(e) of Schedule 14A of Regulations 14A promulgated under the Securities Exchange Act of 1934, as amended, whether or not Maker or a Controlling Entity is then subject to such reporting requirements, or (iv) cessation, for any reason, of the individuals who, at the beginning of any period of twelve (12) consecutive months, constituted the Board of Directors of Maker or any Controlling Entity to constitute at least a majority thereof, unless the nomination for election or election by Maker's or the Controlling Entity's shareholders was approved by a vote of at least two-thirds of the respective boards then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved.

         "Event of Default" has the meaning set forth in Section 5 hereof.

         "Mortgages" means, collectively, the mortgages, deeds of trust, deeds to secure debt and similar instruments of even date herewith, executed by Maker to or for the benefit of Noteholder for the purpose of encumbering real property of Maker, more particularly described therein, as security for the payment of the indebtedness evidenced by this Note and the other obligations of Maker to Noteholder described therein.

         "Note" means this Senior Subordinated Secured Promissory Note.

         "payment in full," "paid in full" or any similar formulation, when used with respect to the Senior Financing Debt, means payment (or due provision for payment) in full in cash or cash equivalents of one hundred percent (100%) of the principal, interest, fees, expenses, and other obligations due or to become due under the documents governing or securing the Senior financing Debt in accordance with the terms of such documents, or otherwise on terms and conditions to which the holders thereof shall consent in writing.

         "Security Agreement" means the Security Agreement of even date herewith between Maker and Noteholder.

         "Senior Financing" means the "Senior Financing" defined and described in, and contemplated by, Section 4.4 of the Purchase Agreement dated as of March ___, 1999, between HalArt, L.L.C., and Tyler Corporation.

         "Senior Financing Debt" means any and all indebtedness, whether for principal, interest, fees, or other amounts, at any time and from time to time owing or to become owing by Maker under any agreement, instrument or document governing, evidencing and/or securing the Senior Financing.

         Section 2. Payment. The principal of and accrued interest on this Note shall be due and payable as follows:

         (a) Interest, computed as aforesaid, shall be due and payable quarterly as it accrues, commencing on _________________, 1999, and thereafter on the first day of each January, April, July, and October of each calendar year during the term of this Note, through and including _____________, 2002; and

         (b) the entire unpaid principal balance of this Note, together with all accrued but unpaid interest thereon, shall be finally due and payable in full on ____________, 2002.

Both principal of and interest on this Note are payable in lawful money of the United States of America to Noteholder at 2800 West Mockingbird Lane, Dallas, Texas 75235 (or at such other place as Noteholder shall specify in written notice to Maker), in immediately available funds. All payments made hereon shall be applied first to sums (other than the principal of and accrued interest on this Note) payable by Maker pursuant to this Note or the Security Agreement, then to accrued but unpaid interest on this Note, and thereafter to the unpaid principal balance of this Note. Interest shall continue to accrue on unpaid principal until receipt by Noteholder of good funds in payment thereof.

         Section 3. Security. In order to secure the payment and performance of the indebtedness and obligations evidenced by, or arising under or in respect of, this Note and that certain Senior Subordinated Secured Promissory Note of even date herewith from Maker to Noteholder in the original principal amount of $1,000,000 ("Note B"), Maker has agreed to, and has, as of the date hereof, executed and delivered to Maker the Security Agreement and the Mortgages, pursuant to which Maker has granted to Noteholder (a) second priority (subject only to the liens and security interests securing the Senior Financing Debt) liens and security interests in all of Maker's now owned and hereafter acquired inventory (as that term is defined in the Texas Uniform Commercial Code) and real estate, and (b) first priority liens and security interests in all of Maker's now owned and hereafter acquired accounts, equipment and general intangibles (as those terms are defined in the Texas Uniform Commercial Code). Reference is hereby made to the Security Agreement and the Mortgages for the descriptions of the property covered thereby, the nature and extent of the liens and security interests created and granted thereby, and the rights and powers of the holder of this
Note in respect of such liens and security interests. The liens and security interest created under the Security Agreement and the Mortgage in Maker's now owned and hereafter acquired inventory (as that term is defined in the Texas Uniform Commercial Code) and real estate shall be junior and subordinate only to the liens and security interest securing payment and performance of the Senior Financing Debt. The indebtedness and obligations evidenced by, or arising under or in respect of, this Note shall rank pari passu, with respect to payment and security, with the indebtedness and obligations evidenced by, or arising under or in respect of, Note B.

         Section 4. Waiver. Except as provided herein or in the Security Agreement, Maker and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable upon this Note, jointly and severally waive presentment, demand, protest, notice of protest and non-payment or other notice of default, notice of acceleration and intention to accelerate or other notice of any kind, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes. No waiver by Noteholder of any of its rights or remedies hereunder, or under any other document evidencing or securing this Note or otherwise, shall be considered a waiver of any other subsequent right or remedy of Noteholder; no delay or omission in the exercise of enforcement by Noteholder of any rights or remedies shall ever be construed as a waiver of any right or remedy of Noteholder; and no exercise or enforcement of any such rights or remedies shall ever by held to exhaust any right or remedy of Noteholder.

         Section 5. Events of Default and Remedies. An "Event of Default" shall exist hereunder if any one or more of the following events shall occur: (a) Maker shall fail to pay when due any principal of, or interest upon, this Note;
(b) Maker shall (1) apply for or consent to the appointment of a receiver, trustee, intervenor, custodian or liquidator of itself or of all or a substantial part of its assets, (2) be adjudicated a bankrupt or insolvent or file a voluntary petition for bankruptcy or admit in writing that it is unable to pay its debts as they become due, (3) make a general assignment for the benefit of creditors, (4) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, or (5) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or take corporate action for the purpose of effecting any of the foregoing; (c) an order, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of maker or appointing a receiver, trustee, intervenor or liquidator of Maker, or of all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days; (d) the dissolution or liquidation of Maker; (e) Maker shall breach any covenant under this Note, (f) any "Event of Default," as defined in the Security Agreement or the Mortgage, shall occur, (g) any failure to pay, when due, any obligations, whether as to principal, interest or otherwise, including non-payment following acceleration or maturity, shall occur with respect to the Senior Financing Debt and continue past the expiration of any period of grace, if any, with respect thereto provided in the document governing the same, (h) any default or event of default, other than a default or event of default occasioned by a failure to pay as described in the preceding clause (g), shall occur with respect to Senior Financing Debt and, by reason thereof, the holder of the Senior Debt accelerates the maturity of all or any part of the Senior Financing Debt and declares the same to be due and payable prior to the stated maturity date thereof, (i) the payment of dividends by Maker on or with respect to its common stock in any fiscal year in excess of 50% of Maker's net income after taxes, (j) Maker shall make a loan to any party (other than advances to employees for reasonable travel expenses in the ordinary course of business), and/or (k) a Change of Control shall occur. Upon the occurrence of any Event of Default hereunder, the Noteholder may, at its option, at any time thereafter, (i) declare the entire unpaid principal balance and accrued interest upon this Note to be, and the same shall thereupon become, immediately due and payable without the presentment or notice of any kind, which Maker hereby waives pursuant to Section 4 hereof, and/or (ii) pursue and enforce any of Noteholder's rights and remedies available pursuant to any applicable law or agreement; provided, however, upon the occurrence of any Event of Default specified in clause (b), (c) or (d) of this Section 5,with respect to Maker, without any notice to Maker or any other act by Noteholder, the principal balance and interest accrued on this Note shall automatically and without necessity of any act by Noteholder become immediately due and payable without presentment, demand, protest or notice of protest, notice of acceleration, notice of intent to accelerate or other notice of any kind, all of which are hereby waived by Maker. Noteholder agrees to advise Maker promptly if Noteholder is aware of an Event of Default.

         Section 6. Notice. Whenever this Note requires or permits any notice, approval, request or demand from one party to another, the notice, approval, request or demand must be in writing and shall be deemed to have been given when personally served or when deposited in the United States mails, registered or certified, return receipt requested, addressed to the party to be notified at the following address (or at such other address as may have been designated by written notice):

         Noteholder:       Tyler Corporation
                           2800 West Mockingbird Lane
                           Dallas, Texas 75235
                           Attention: Ted Bathurst
                           Telecopy No.: (214) 902-5058

                  with a copy to (which shall not constitute notice) to:

                           H. Lynn Moore, Jr., Esq.
                           2800 West Mockingbird Lane
                           Dallas, Texas 75235
                           Telecopy No.: (214) 902-5058

         Maker:            Forest City Auto Parts Company
                           c/o Art Hawkins
                           6180 Cochran Road, 2nd Floor
                           Solon, Ohio 44139

                  with copies (which shall not constitute notice) to:

                           Art Hawkins
                           HalArt, L.L.C.
                           1520 Surria Court
                           Bloomfield Hills, MI 48304
                           Telecopy No.: (248) 593-4997

                           John M. Rickel, Esq.
                           Rickel & Baun, P.C.
                           63 Kercheval Avenue
                           Grosse Pointe Farms, Michigan 48236-3627
                           Telecopy No.: (313) 886-0405

         Section 7.  Prepayment.

         (a) Voluntary Prepayment. Subject to the provisions of Section 10 of this Note, Maker reserves the right, upon thirty (30) days' prior written notice to Noteholder, to prepay the outstanding principal balance of this Note, in whole or in part, at any time and from time to time, without premium or penalty. Any such prepayment shall be made together with payment of interest accrued on the amount of principal being prepaid through the date of such prepayment.

         (b) Mandatory Prepayment. Subject to the provisions of Section 10 of this Note, Maker shall prepay the outstanding principal balance of this Note in whole upon (i) the sale of securities of Maker or a Controlling Entity pursuant to a registration statement that has been declared effective by the Securities and Exchange Commission, (ii) Maker or a Controlling Entity otherwise becoming a reporting company pursuant to the Securities Exchange Act of 1934, as amended, (iii) Maker selling or otherwise transferring all or any material part of its assets, (iv) a Change of Control,
               (v) Maker incurring any senior indebtedness for the purpose of a material expansion of Maker's business and operations of more than $2,500,000, plus senior financing for acquisitions of operating businesses.

         Section 8. Usury Laws. Regardless of any provisions contained in this Note, Noteholder shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on or under this Note any amount in excess of the maximum amount of interest permitted by applicable law (the "Maximum Amount"), and, in the event that Noteholder ever receives, collects or applies as interest any such excess, the amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of this Note is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Amount, Maker and Noteholder shall, to the maximum extent permitted under applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest; (ii) exclude voluntary prepayments and the effects thereof; and
(iii) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout the entire term; provided, however, that, if this Note is paid in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the relevant Maximum Amount, Noteholder shall refund to Maker the amount of such excess or credit the amount of such excess against the principal amount of this Note and, in such event, Noteholder shall not be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving or receiving interest in excess of the relevant Maximum Amount.

         Section 9. GOVERNING LAW. THIS NOTE IS PAYABLE AND PERFORMABLE IN DALLAS COUNTY, TEXAS, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA. WITHOUT EXCLUDING ANY OTHER JURISDICTION, MAKER AGREES THAT THE COURTS OF THE STATE OF TEXAS SITTING IN DALLAS, TEXAS, AND THE FEDERAL COURTS SITTING IN DALLAS, TEXAS, WILL HAVE JURISDICTION OVER ANY PROCEEDINGS IN CONNECTION HEREWITH.

         Section 10. Subordination. Maker agrees, and Noteholder, for itself and for each subsequent owner and holder of this Note, agrees that the obligation represented by this Note is and shall be subordinated in right of payment to the prior payment in full of the Senior Financing Debt, whether outstanding on the date hereof or hereafter incurred. Upon any distribution of assets of Maker upon or by reason of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to substantially all of its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event specified in clause (a), (b) or (c) preceding (each such event, if any, herein sometimes referred to as a "Proceeding"), (i) the holders of the Senior Financing Debt will first be entitled to receive payment in full of the Senior Financing Debt before Noteholder is entitled to receive any payment, whether of principal, premium, if any, or interest, on account of this Note (other than Junior Securities) and (ii) any payment or distribution of assets of Maker of any kind or character from any source, whether in cash, property or securities (other than Junior Securities) to which Noteholder would be entitled but for the provisions of this Section 10 will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of the Senior Financing Debt or their representative to the extent necessary to make payment in full of the Senior Financing Debt remaining unpaid, after giving effect to any concurrent payment or distribution made directly to the holders of such Senior Financing Debt. For purposes of this Section 10, "Junior Securities" shall mean capital stock and/or securities of Maker provided for by a plan of reorganization or readjustment, or of any other corporation provided for by such plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization Proceeding under any applicable bankruptcy law which stock or securities are subordinated in right of payment to all then outstanding Senior Financing Debt to substantially the same extent as this Note is so subordinated as provided in this Section 10. After all Senior Financing Debt is paid in full and until this Note is paid in full, Noteholder shall be subrogated (equally and ratably with all other indebtedness pari passu with this Note) to the rights of holders of Senior Financing Debt to receive distributions applicable to Senior Financing Debt to the extent that distributions otherwise payable to Noteholder have been applied to the payment of Senior Debt. A distribution made under this Section 10 to holders of Senior Financing Debt that otherwise would have been made to Noteholder is not, as between Maker and Noteholder, a payment by Maker on this Note. Nothing in this Note shall (1) impair, as between Maker and Noteholder, the obligations of Maker to pay the principal of and interest on this Note in accordance with its terms;
(2) affect the relative rights of Noteholder and creditors of Maker other than its rights in relation to holders of Senior Financing Debt; or (3) prevent Noteholder from exercising its available remedies upon an Event of Default, subject to the rights of holders and owners of Senior Financing Debt to receive distributions and payments otherwise payable to Noteholder to the extent provided in this Section 10.

         Section 11. "Noteholder". As used herein, the term "Noteholder" includes Tyler Corporation and any subsequent owner and holder at the time in question of this Note.

                                     MAKER:

                                     FOREST CITY AUTO PARTS COMPANY,
                                          a Delaware corporation


                                       By:
                                      Name:
                                     Title:

                                   EXHIBIT C

                   SENIOR SUBORDINATED SECURED PROMISSORY NOTE
                              Due __________, 2002

$1,000,000                      Dallas, Texas                 ____________, 1999

         FOR VALUE RECEIVED, the undersigned, FOREST CITY AUTO PARTS COMPANY, a Delaware corporation ("Maker"), hereby promises to pay to the order of TYLER CORPORATION, a Delaware corporation ("Noteholder"), the principal amount of ONE MILLION AND NO/100 DOLLARS ($1,000,000), together with interest on the unpaid principal balance of this Note from time to time outstanding from the date hereof at the rate of eight percent (8%) per annum, provided, however, that all past due principal of, and to the extent permitted by and not usurious under applicable law, interest on, this Note, shall bear interest from date due until paid (i) if paid on or before ninety (90) days after due date, at the rate of eight percent (8%) per annum, (ii) if paid more than ninety (90) days after due date, but on or before one hundred eighty (180) days after due date, at the rate of twelve percent (12%) per annum, and (iii) if paid more than one hundred and eighty (180) days after the due date, at the rate of eighteen percent (18%) per annum. Interest accrued on the unpaid principal balance of this Note from time to time outstanding shall be calculated on the basis of the actual days elapsed (including the first day but excluding the last) in a year consisting of 365 or 366 days, as appropriate.

         Section 1. Definitions. When used in this Note, the following terms have the respective meanings specified herein or in the section referred to:

         "Cash Flow" means for any period Maker's net income from operations after income taxes, increased for amortization and depreciation of intangible assets and property and equipment and deferred income tax expense, decreased for principal payments under all existing loan agreements and capital expenditures, and adjusted for changes in working capital items not affecting the use of cash in the period.

         "Change of Control" means (i) the merger or consolidation of Maker, or any entity that owns of record and/or beneficially more than twenty-five percent (25%) of the issued and outstanding common stock of Maker (a "Controlling Entity") with another entity and as a result of such merger or consolidation of the outstanding voting securities of the surviving or resulting entity less than fifty percent (50%) are owned in the aggregate by the former shareholders of Maker or the Controlling Entity, or less than 30% are owned by Art Hawkins, (ii) the acquisition by any person other than Art Hawkins or group within the meaning of the Securities Exchange Act of 1934, as amended, of more than fifty percent (50%) of any class of outstanding voting securities of Maker or a Controlling Entity, whether directly, individually, beneficially or of record, pursuant to any transaction or combination of transactions, (iii) a change of control of Maker or a Controlling Entity of a nature that would require a report in response to Item 6(e) of Schedule 14A of Regulations 14A promulgated under the Securities Exchange Act of 1934, as amended, whether or not Maker or a Controlling Entity is then subject to such reporting requirements, or (iv) cessation, for any reason, of the individuals who, at the beginning of any period of twelve (12) consecutive months, constituted the Board of Directors of Maker or any Controlling Entity to constitute at least a majority thereof, unless the nomination for election or election by Maker's or the Controlling Entity's shareholders was approved by a vote of at least two-thirds of the respective boards then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved.

         "Event of Default" has the meaning set forth in Section 5 hereof.

         "Mortgages" means, collectively, the mortgages, deeds of trust, deeds to secure debt and similar instruments of even date herewith, executed by Maker to or for the benefit of Noteholder for the purpose of encumbering real property of Maker, more particularly described therein, as security for the payment of the indebtedness evidenced by this Note and the other obligations of Maker to Noteholder described therein.

         "Note" means this Senior Subordinated Secured Promissory Note.

         "payment in full," "paid in full" or any similar formulation, when used with respect to the Senior Financing Debt, means payment (or due provision for payment) in full in cash or cash equivalents of one hundred percent (100%) of the principal, interest, fees, expenses, and other obligations due or to become due under the documents governing or securing the Senior financing Debt in accordance with the terms of such documents, or otherwise on terms and conditions to which the holders thereof shall consent in writing.

         "Security Agreement" means the Security Agreement of even date herewith between Maker and Noteholder.

         "Senior Financing" means the "Senior Financing" defined and described in, and contemplated by, Section 4.4 of the Purchase Agreement dated as of March ___, 1999, between HalArt, L.L.C., and Tyler Corporation.

         "Senior Financing Debt" means any and all indebtedness, whether for principal, interest, fees, or other amounts, at any time and from time to time owing or to become owing by Maker under any agreement, instrument or document governing, evidencing and/or securing the Senior Financing.

         Section 2. Payment. The principal of and accrued interest on this Note shall be due and payable as follows:

         (a) Interest, computed as aforesaid, shall be due and payable quarterly as it accrues, commencing on [the date hereof] , 1999, and thereafter on the first day of each January, April, July, and October of each calendar year during the term of this Note, through and including _____________, 2002;

         (b) The principal balance of this Note shall be due and payable monthly in equal monthly installments of $80,000 or the remaining balance thereof, commencing on April 30, 2000, and thereafter on the last day of each calendar month during the term of this Note until paid in full, provided, however, that no monthly payment of principal shall be due and payable, and shall be deferred, if Cash Flow from the date hereof through the end of the period immediately preceding month does not exceed $2,000,000; and provided further that any deferred payment shall be added to the next monthly payment due and payable; and

         (c) the entire unpaid principal balance of this Note, together with all accrued but unpaid interest thereon, shall be finally due and payable in full on ____________, 2002(1).

-------------
(1) Three years from the date hereof.

Both principal of and interest on this Note are payable in lawful money of the United States of America to Noteholder at 2800 West Mockingbird Lane, Dallas, Texas 75235 (or at such other place as Noteholder shall specify in written notice to Maker), in immediately available funds. All payments made hereon shall be applied first to sums (other than the principal of and accrued interest on this Note) payable by Maker pursuant to this Note or the Security Agreement, then to accrued but unpaid interest on this Note, and thereafter to the unpaid principal balance of this Note. Interest shall continue to accrue on unpaid principal until receipt by Noteholder of good funds in payment thereof.

         Section 3. Security. In order to secure the payment and performance of the indebtedness and obligations evidenced by, or arising under or in respect of, this Note and that certain Senior Subordinated Secured Promissory Note of even date herewith from Maker to Noteholder in the original principal amount of $2,000,000 ("Note A"), Maker has agreed to, and has, as of the date hereof, executed and delivered to Maker the Security Agreement and the Mortgages, pursuant to which Maker has granted to Noteholder (a) second priority (subject only to the liens and security interests securing the Senior Financing Debt) liens and security interests in all of Maker's now owned and hereafter acquired inventory (as that term is defined in the Texas Uniform Commercial Code) and real estate, and (b) first priority liens and security interests in all of Maker's now owned and hereafter acquired accounts, equipment and general intangibles (as those terms are defined in the Texas Uniform Commercial Code). Reference is hereby made to the Security Agreement and the Mortgages for the descriptions of the property covered thereby, the nature and extent of the liens and security interests created and granted thereby, and the rights and powers of the holder of this Note in respect of such liens and security interests. The liens and security interest created under the Security Agreement and the Mortgage in Maker's now owned and hereafter acquired inventory (as that term is defined in the Texas Uniform Commercial Code) and real estate shall be junior and subordinate only to the liens and security interest securing payment and performance of the Senior Financing Debt. The indebtedness and obligations evidenced by, or arising under or in respect of, this Note shall rank pari passu, with respect to payment and security, with the indebtedness and obligations evidenced by, or arising under or in respect of, Note A.

         Section 4. Waiver. Except as provided herein or in the Security Agreement, Maker and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable upon this Note, jointly and severally waive presentment, demand, protest, notice of protest and non-payment or other notice of default, notice of acceleration and intention to accelerate or other notice of any kind, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes. No waiver by Noteholder of any of its rights or remedies hereunder, or under any other document evidencing or securing this Note or otherwise, shall be considered a waiver of any other subsequent right or remedy of Noteholder; no delay or omission in the exercise of enforcement by Noteholder of any rights or remedies shall ever be construed as a waiver of any right or remedy of Noteholder; and no exercise or enforcement of any such rights or remedies shall ever by held to exhaust any right or remedy of Noteholder.

         Section 5. Events of Default and Remedies. An "Event of Default" shall exist hereunder if any one or more of the following events shall occur: (a) Maker shall fail to pay when due any principal of, or interest upon, this Note;
(b) Maker shall (1) apply for or consent to the appointment of a receiver, trustee, intervenor, custodian or liquidator of itself or of all or a substantial part of its assets, (2) be adjudicated a bankrupt or insolvent or file a voluntary petition for bankruptcy or admit in writing that it is unable to pay its debts as they become due, (3) make a general assignment for the benefit of creditors, (4) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, or (5) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or take corporate action for the purpose of effecting any of the foregoing; (c) an order, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of maker or appointing a receiver, trustee, intervenor or liquidator of Maker, or of all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days; (d) the dissolution or liquidation of Maker; (e) Maker shall breach any covenant under this Note, (f) any "Event of Default," as defined in the Security Agreement or the Mortgage, shall occur, (g) any failure to pay, when due, any obligations, whether as to principal, interest or otherwise, including non-payment following acceleration or maturity, shall occur with respect to the Senior Financing Debt and continue past the expiration of any period of grace, if any, with respect thereto provided in the document governing the same, (h) any default or event of default, other than a default or event of default occasioned by a failure to pay as described in the preceding clause (g), shall occur with respect to Senior Financing Debt and, by reason thereof, the holder of the Senior Debt accelerates the maturity of all or any part of the Senior Financing Debt and declares the same to be due and payable prior to the stated maturity date thereof, (i) the payment of dividends by Maker on or with respect to its common stock in any fiscal year in excess of 50% of Maker's net income after taxes, (j) Maker shall make a loan to any party (other than advances to employees for reasonable travel expenses in the ordinary course of business), and/or (k) a Change of Control shall occur. Upon the occurrence of any Event of Default hereunder, the Noteholder may, at its option, at any time thereafter, (i) declare the entire unpaid principal balance and accrued interest upon this Note to be, and the same shall thereupon become, immediately due and payable without the presentment or notice of any kind, which Maker hereby waives pursuant to Section 4 hereof, and/or (ii) pursue and enforce any of Noteholder's rights and remedies available pursuant to any applicable law or agreement; provided, however, upon the occurrence of any Event of Default specified in clause (b), (c) or (d) of this
Section 5,with respect to Maker, without any notice to Maker or any other act by Noteholder, the principal balance and interest accrued on this Note shall automatically and without necessity of any act by Noteholder become immediately due and payable without presentment, demand, protest or notice of protest, notice of acceleration, notice of intent to accelerate or other notice of any kind, all of which are hereby waived by Maker. Noteholder agrees to advise Maker promptly if Noteholder is aware of an Event of Default.

         Section 6. Notice. Whenever this Note requires or permits any notice, approval, request or demand from one party to another, the notice, approval, request or demand must be in writing and shall be deemed to have been given when personally served or when deposited in the United States mails, registered or certified, return receipt requested, addressed to the party to be notified at the following address (or at such other address as may have been designated by written notice):

         Noteholder:       Tyler Corporation
                           2800 West Mockingbird Lane
                           Dallas, Texas 75235
                           Attention: Ted Bathurst
                           Telecopy No.: (214) 902-5058

                  with a copy to (which shall not constitute notice) to:

                           H. Lynn Moore, Jr., Esq.
                           2800 West Mockingbird Lane
                           Dallas, Texas 75235
                           Telecopy No.: (214) 902-5058

         Maker:            Forest City Auto Parts Company
                           c/o Art Hawkins
                           6180 Cochran Road, 2nd Floor
                           Solon, Ohio 44139

                  with copies (which shall not constitute notice) to:

                           Art Hawkins
                           HalArt, L.L.C.
                           1520 Surria Court
                           Bloomfield Hills, MI 48304
                           Telecopy No.: (248) 593-4997

                           John M. Rickel, Esq.
                           Rickel & Baun, P.C.
                           63 Kercheval Avenue
                           Grosse Pointe Farms, Michigan 48236-3627
                           Telecopy No.: (313) 886-0405

         Section 7.  Prepayment.

         (a) Voluntary Prepayment. Subject to the provisions of Section 10 of this Note, Maker reserves the right, upon thirty (30) days' prior written notice to Noteholder, to prepay the outstanding principal balance of this Note, in whole or in part, at any time and from time to time, without premium or penalty. Any such prepayment shall be made together with payment of interest accrued on the amount of principal being prepaid through the date of such prepayment.

         (b) Mandatory Prepayment. Subject to the provisions of Section 10 of this Note, Maker shall prepay the outstanding principal balance of this Note in whole upon (i) the sale of securities of Maker or a Controlling Entity pursuant to a registration statement that has been declared effective by the Securities and Exchange Commission, (ii) Maker or a Controlling Entity otherwise becoming a reporting company pursuant to the Securities Exchange Act of 1934, as amended, (iii) Maker selling or otherwise transferring all or any material part of its assets, (iv) a Change of Control, (v) Maker incurring any senior indebtedness for the purpose of a material expansion of Maker's business and operations of more than $2,500,000, plus senior financing for acquisitions of operating businesses.

         Section 8. Usury Laws. Regardless of any provisions contained in this Note, Noteholder shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on or under this Note any amount in excess of the maximum amount of interest permitted by applicable law (the "Maximum Amount"), and, in the event that Noteholder ever receives, collects or applies as interest any such excess, the amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of this Note is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Amount, Maker and Noteholder shall, to the maximum extent permitted under applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest; (ii) exclude voluntary prepayments and the effects thereof; and (iii) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout the entire term; provided, however, that, if this Note is paid in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the relevant Maximum Amount, Noteholder shall refund to Maker the amount of such excess or credit the amount of such excess against the principal amount of this Note and, in such event, Noteholder shall not be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving or receiving interest in excess of the relevant Maximum Amount.

         Section 9. GOVERNING LAW. THIS NOTE IS PAYABLE AND PERFORMABLE IN DALLAS COUNTY, TEXAS, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA. WITHOUT EXCLUDING ANY OTHER JURISDICTION, MAKER AGREES THAT THE COURTS OF THE STATE OF TEXAS SITTING IN DALLAS, TEXAS, AND THE FEDERAL COURTS SITTING IN DALLAS, TEXAS, WILL HAVE JURISDICTION OVER ANY PROCEEDINGS IN CONNECTION HEREWITH.

         Section 10. Subordination. Maker agrees, and Noteholder, for itself and for each subsequent owner and holder of this Note, agrees that the obligation represented by this Note is and shall be subordinated in right of payment to the prior payment in full of the Senior Financing Debt, whether outstanding on the date hereof or hereafter incurred. Upon any distribution of assets of Maker upon or by reason of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to substantially all of its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event specified in clause (a), (b) or (c) preceding (each such event, if any, herein sometimes referred to as a "Proceeding"), (i) the holders of the Senior Financing Debt will first be entitled to receive payment in full of the Senior Financing Debt before Noteholder is entitled to receive any payment, whether of principal, premium, if any, or interest, on account of this Note (other than Junior Securities) and (ii) any payment or distribution of assets of Maker of any kind or character from any source, whether in cash, property or securities (other than Junior Securities) to which Noteholder would be entitled but for the provisions of this Section 10 will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of the Senior Financing Debt or their representative to the extent necessary to make payment in full of the Senior Financing Debt remaining unpaid, after giving effect to any concurrent payment or distribution made directly to the holders of such Senior Financing Debt. For purposes of this Section 10, "Junior Securities" shall mean capital stock and/or securities of Maker provided for by a plan of reorganization or readjustment, or of any other corporation provided for by such plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization Proceeding under any applicable bankruptcy law which stock or securities are subordinated in right of payment to all then outstanding Senior Financing Debt to substantially the same extent as this Note is so subordinated as provided in this Section 10. After all Senior Financing Debt is paid in full and until this Note is paid in full, Noteholder shall be subrogated (equally and ratably with all other indebtedness pari passu with this Note) to the rights of holders of Senior Financing Debt to receive distributions applicable to Senior Financing Debt to the extent that distributions otherwise payable to Noteholder have been applied to the payment of Senior Debt. A distribution made under this Section 10 to holders of Senior Financing Debt that otherwise would have been made to Noteholder is not, as between Maker and Noteholder, a payment by Maker on this Note. Nothing in this Note shall (1) impair, as between Maker and Noteholder, the obligations of Maker to pay the principal of and interest on this Note in accordance with its terms;
(2) affect the relative rights of Noteholder and creditors of Maker other than its rights in relation to holders of Senior Financing Debt; or (3) prevent Noteholder from exercising its available remedies upon an Event of Default, subject to the rights of holders and owners of Senior Financing Debt to receive distributions and payments otherwise payable to Noteholder to the extent provided in this Section 10.

         Section 11. "Noteholder". As used herein, the term "Noteholder" includes Tyler Corporation and any subsequent owner and holder at the time in question of this Note.

                                     MAKER:

                                     FOREST CITY AUTO PARTS COMPANY,
                                     a Delaware corporation


                                        By:
                                      Name:
                                     Title:

                         Forest City Auto Parts Company
                (a wholly owned subsidiary of Tyler Corporation)

                                 Balance Sheet

                               December 27, 1998


ASSETS
Current assets:
  Cash and cash equivalents                                       $    789,479
  Accounts receivable (less allowance for doubtful
    accounts of $25,000)                                               202,484
  Merchandise inventories (less obsolescence reserve
    of $600,000)                                                    24,288,872
  Prepaid expenses and other                                            91,078
  Other assets (Note H)                                                200,000
                                                                  ------------
Total current assets                                                25,571,913

Property and equipment, at cost less accumulated
  depreciation and amortization                                      6,375,485



                                                                  ------------

TOTAL ASSETS                                                      $ 31,947,398
                                                                  ============









EXHIBIT D-1
AUDITED BALANCE SHEET WILL BE SUBSTITUTED WITHIN TEN DAYS AFTER EXECUTION OF PURCHASE AGREEMENT

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
 Accounts payable--trade                                        $ 4,403,406
 Accrued liabilities (Notes D and H)                              2,984,824
 Deferred income taxes--current (Note G)                            132,831
                                                               ------------
Total current liabilities                                         7,521,061

Deferred income taxes--non current (Note G)                         344,995
Intercompany account payable to Tyler Corporation (Note B)       10,474,599
Intercompany debenture payable to Tyler Corporation (Note B)     20,000,000

Commitments and contingencies (Notes E, F, and I)

Stockholder's equity:
 Common stock, $1.00 par value, 1,000 shares
   authorized, 1,000 shares issued and outstanding                    1,000
 Additional paid-in capital                                       4,550,000
 Accumulated deficit                                            (10,944,257)
                                                               ------------
Total stockholder's equity                                       (6,393,257)
                                                               ------------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                     $ 31,947,398
                                                               ============

See accompanying notes to financial statements.

                          FOREST CITY AUTO PARTS, INC.
                            CONDENSED BALANCE SHEET
                                   UNAUDITED

                               DECEMBER 27, 1998


                                                                      ADJUSTMENTS FOR     PROFORMA OPENING
                                                                       TYLER ASSUMED       BALANCE SHEET
                                                   HISTORICAL          ACTIVITY(DR)CR        FOR HALART
                                                 -------------        ---------------     -----------------
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents                         $   789,479              $ 0             $   789,479
Accounts Receivable, net                              202,484                0                 202,484
  Gross Inventory                                  24,888,872                0              24,888,972
  Less: Inventory Reserve                            (600,000)               0                (600,000)
                                                  -----------              ----             ----------
Net Inventory                                      24,288,872                0              24,288,872
Prepaid Expenses and other                             91,078                0                  91,078
Other Assets                                          200,000                0                 200,000
                                                  -----------              ----             ----------
TOTAL CURRENT ASSETS                               25,571,913                0              25,571,913

PROPERTY & EQUIPMENT, AT COST
Total Property & Equipment                         13,247,284                0              13,247,284
Less Accumulated Depreciation and Amortization     (6,871,799)               0              (6,871,799)
                                                  -----------              ----            -----------
Net Property and Equipment                          6,375,485                0               6,375,485

TOTAL ASSETS                                      $31,947,398              $ 0             $31,947,398
                                                  ===========              ====            ===========

LIABILITIES AND NET INVESTMENT
CURRENT LIABILITIES
Accounts Payable-Trade                            $ 4,403,406       $        0             $ 4,403,406
Deferred Income Taxes-Current                         132,831          233,790  (2b)           356,621
Accrued Liabilities:                                                                                 0
  Accrued State Income Tax                            (23,335)          23,335  (2a)                 0
  Closed Stores:                                                                                     0
    Accrued Store Closure Expense                      71,100          (71,100) (2c)                 0
    Accrued Rent Commitment                           343,494         (343,494) (2c)                 0
    Accrued Real Estate Tax                            23,700          (23,700) (2c)                 0
  Accrued Sales Tax Assessments                       391,000         (391,000) (2d)                 0
  Deferred Liability for Step Leases                  319,114         (319,114) (2e)                 0
  Accrued Legal Costs                                       0                0  (2f)                 0
  Other                                             1,859,751                0               1,859,751
                                                   ----------       ----------              ----------
Total Accrued Liabilities                           2,984,824       (1,125,073)              1,859,751
                                                   ----------       ----------              ----------

TOTAL CURRENT LIABILITIES                           7,521,061         (901,283)              6,619,778

Deferred Income Taxes-Noncurrent                      344,995                                  344,995

NET INVESTMENT/NET WORTH:
Intercompany Payable-Tyler                         10,474,599                0
Intercompany Debenture-Tyler                       20,000,000                0
Common Stock                                            1,000                0
Contributed Capital                                 4,550,000                0
Accumulated Deficit                                (6,393,257)               0
                                                  -----------          -------              -----------
Net Investment/Net Worth                           24,081,342          901,283  (2d)         24,982,625
                                                  -----------          -------              -----------
TOTAL LIABILITIES AND NET INVESTMENT              $31,947,398                0              $31,947,398
                                                  ===========          =======              ===========

          See accompanying notes to unaudited condensed balance sheet

                          FOREST CITY AUTO PARTS, INC.
                   NOTES TO UNAUDITED CONDENSED BALANCE SHEET
                               DECEMBER 27, 1998


 1. The Purchase Agreement between Tyler Corporation (Tyler and/or Seller) and HalArt, L.L.C. (Purchaser) provides for the preparation and presentation as an Exhibit of an unaudited balance sheet as of December 27, 1998 of Forest City Auto Parts, Inc. (a wholly owned subsidiary of Tyler).

     The accompanying unaudited information for Forest City Auto Parts, Inc. (the "Company") includes all adjustments which are, in the opinion of the Company's management, of a normal or recurring nature and necessary for a fair summarized presentation of the condensed balance sheet at December 27, 1998. Such financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information.

 2. Pursuant to Section 9.1 of the Purchase Agreement, Seller agrees to indemnify and hold harmless the Purchaser from certain matters. Accordingly, certain adjustments have been made to the accompanying historical unaudited condensed balance sheet to derive a "Pro forma opening balance sheet for HalArt, L.L.C." to reflect this assumption by Tyler. The following adjustments have been made to transfer to Tyler the recorded general ledger balances as of December 27, 1998 for items not assumed by HalArt, L.L.C. subsequent to the sale for the following estimated activity:

     2(a) State income tax general ledger account balance for operating results less estimated income tax payments prior to December 27, 1998.

     2(b) Deferred income taxes-current and non-current, for the tax effects of cumulative temporary differences between amounts for income taxes and financial reporting purposes for operating results prior to December 27, 1998 will be assumed by the Purchaser, except for the deferred tax effects of the liabilities for item 2(c) which will be retained by the Seller. Since the transaction is to be a stock transaction, the Seller's income tax basis is carried over to the Purchaser.

     2(c) Estimated costs to be incurred in the future for rental payments, real estate taxes and other commitments in connection with closed stores.

     2(d) Estimated costs to be incurred in the future in connection with sales tax audits for activity prior to February 1, 1997.

     2(e) Deferred liability for step leases which represents cumulative rental expense recorded pursuant to generally accepted accounting principles on a straight-line basis in excess of cumulative rental payments for escalating rental agreement payment amounts. Such deferral will not represent a Purchaser liability as of the date of closing.

     2(f) Estimated net costs (after insurance) to be incurred in connection with certain legal proceedings.

     2(g) Net worth for purposes of the Purchaser represents assets to be acquired less liabilities to be assumed

                               LEASES INDEMNIFIED





STORE NO.                     STORE NAME
---------                     ----------

    2                         Parma Heights

    9                         Bedford

   14                         Kensington

   17                         Toledo Southwest

   18                         Tonawanda

   19                         Toledo North

   23                         Cleveland Southeast

   47                         Niagara Falls

   51                         Toledo East










                                   EXHIBIT E

                            FCAP DISCLOSURE SCHEDULE


     All capitalized terms used but not otherwise defined in the attached FCAP Disclosure Schedule have the meanings assigned to such terms in the Purchase Agreement by and among Tyler Corporation and Halart, L.L.C. dated as of March __, 1999. Each of the disclosures set forth in the FCAP Disclosure Schedules are made as an exception to or as required by the Agreement and are made as of the date of the Agreement. Disclosure of any matters in the FCAP Disclosure Schedules should not be construed as indicating that such matter is necessarily required to be disclosed in order for any representation or warranty in the Agreement to be true and correct in all material respects. Disclosure of any matter in the FCAP Disclosure Schedules relating to (a) any known or unknown obligations or liabilities, (b) the compliance or failure to comply with any contracts, commitments, laws, or regulations, and (c) any pending or threatened proceedings, lawsuits, administrative actions, or and potential basis therefor, will not be deemed to be an admission or denial of the matters relating thereto that are so disclosed or an assessment of the likelihood or magnitude of the outcome thereof. Although a section reference is indicated for each disclosure, disclosure with respect to one section shall be disclosure under each other schedule so long as the reviewing party would reasonably be on notice of the item disclosed in reference to such other schedule.

                          FCAP DISCLOSURE SCHEDULE 1.5
                           TO THE PURCHASE AGREEMENT

                        RESIGNING OFFICERS AND DIRECTORS

Resigning Directors

C.A. Rundell, Jr.
Brian Miller


Resigning Officers

Brian Miller, Vice President
Terri Alford, Assistant Secretary

                          FCAP DISCLOSURE SCHEDULE 2.2
                           TO THE PURCHASE AGREEMENT

                             FOREIGN QUALIFICATIONS

FCAP is duly qualified or licensed to do business as a foreign corporation in the following jurisdictions:

     Ohio
     Illinois
     New York
     Pennsylvania
     Wisconsin

                          FCAP DISCLOSURE SCHEDULE 2.6
                           TO THE PURCHASE AGREEMENT

                                    CONSENTS

Lease, dated August 24, 1989, by and between Forest City Auto Parts Company (as assigned from The Whitlock Corporation and Auto Works, Inc.), as tenant, and Principal Mutual Life Insurance Company (as assigned from Frank & Joseph Crivello), as landlord, for the premises located at 320-332 East Capitol Drive, Milwaukee, Wisconsin.

Lease Agreement, dated September 5, 1989, by and between Forest City Auto Parts Company (as assigned from The Whitlock Corporation), as tenant, and Principal Mutual Life Insurance Company (as assigned from Frank Crivello), as landlord, for the premises located at 4698 South Whitnall Avenue, St. Francis, Milwaukee County, Wisconsin.

                          FCAP DISCLOSURE SCHEDULE 2.9
                           TO THE PURCHASE AGREEMENT

           CHANGES IN THE BUSINESS SINCE THE FCAP BALANCE SHEET DATE

The following is a list of actions that FCAP or Tyler may do or refrain from doing from the date of the Agreement to the Closing Date, any of which may or may not be in the ordinary course of business:

     Tyler will establish any procedures it deems reasonable and necessary to oversee the payment of all invoices, bills, statements, and other documents presented to FCAP for payment.

     Tyler will determine the opening of any new store locations during the period of time from the date of the Agreement until the Closing Date.

     Tyler will take all necessary steps to cause FCAP to be operated in such a manner so as to maintain the FCAP Net Worth within the range as set forth in
Section 1.4 to the Agreement.

                         FCAP DISCLOSURE SCHEDULE 2.10
                           TO THE PURCHASE AGREEMENT

                             INTELLECTUAL PROPERTY


Attached is a list of four FCAP marks that are registered with the United
States Patent and Trademark Office, one FCAP mark that is registered with the Secretary of State of the State of Ohio, and one FCAP mark the application for which is currently pending before the United States Patent and Trademark Office. In addition to these registered trademarks, FCAP operates under the trade name of Forest City Auto Parts.

88625

File/Docket No.     Trademark                Appln. No.     Appln. Date.     Reg. No.      Reg. Date     Renewal Due
---------------     -----------------        ----------     ------------    ---------     -----------   ------------
088625/0004         MAX                      74/567,935     AUG 31 1994     2,059,664     MAY 06 1997    MAY 06 2007

088625/0008         MAXWAY & DESIGN          73/043,741     FEB 07 1975     1,067,633     JUN 14 1977    JUN 14 2007

088625/0010         MISCELLANEOUS DESIGN     73/012,911     FEB 07 1974     1,007,510     MAR 25 1975    MAR 25 2005
                    (Caricature)

088625/0011         STOP LOOKING & DESIGN    2674           JAN 12 1998     99731         JAN 12 1998    JAN 12 2008

088625/0013         MAX WEAR & DESIGN        75/087,454     APR 12 1996     2,114,738     NOV 18 1997    NOV 18 2007

088625/0014         MAXWAY PLUS              75/432,425     FEB 11 1998






Outstanding Matter            Due Date                     City Status
------------------            --------                   ---------------
                                                          US  Registered

                                                          US  Registered

                                                          US  Registered

                                                          US  Registered

                                                          XOH Registered

                                                          US  Registered

Aviating Office Action     JAN 11 1999                    US  Pending
Has Registration           FEB 11 2000
Certificate been
Received?
Has Notice of Publication  APR 11 1999
been Received?

                         FCAP DISCLOSURE SCHEDULE 2.11
                           TO THE PURCHASE AGREEMENT

                                   LITIGATION
Pending Litigation

     Timothy Wilmot, et al. v. Forest City Auto Parts, et al., Cuyahoga County Court of Common Pleas, Case No. 348146.

     Bonita A. Brown v. Forest City Auto Parts and Tyler Corporation, State of New York Supreme Court, County of Erie, Index No. I-1997/8187.

     Leon Borozynski, et al. v. Forest City Auto Parts, New York Supreme Court, County of Niagara, Index No. 95504.

Threatened Litigation

     Joyce Gaskins v. Forest City Auto Parts, Ohio Civil Rights Commission Charge No. (CLE) 24050598 (30643) 072798; 220981397 -- allegation of racial discrimination in connection with termination of employment. Complaint currently under consideration by the Ohio Civil Rights Commission.

     Irwin Grossinger v. Forest City Auto Parts -- potential dispute in which former landlord has attempted to recover alleged damages to Cleveland, Ohio premises.

     William A. Seiverth and Florence M. Seiverth v. Forest City Auto Parts -- potential dispute regarding early termination of lease.

     2525 Henrietta, Inc. v. Forest City Auto Parts -- potential dispute regarding landlord's termination of lease.

[TYLER CORPORATION LETTERHEAD]



March 22, 1999



                                                            VIA FEDERAL EXPRESS


Mr. Art Hawkins
Halart, L.L.C.
1520 Surria Court
Bloomfield Hills, Michigan 48304

Dear Art:

I am returning the executed copy of the Purchase Agreement subject to your agreement to the following:

1. Section 1.3 of the Agreement is amended by adding after the word "proceeding," the words "or simultaneously with." Vic Puri requested this.

2. Section 4.4 of the Agreement is amended by adding after the word "inventory" in the second line, the words "and other assets." Vic Puri requested this.

3. It is understood that some or all of the $3,800,000 real estate financing money may have to be escrowed pending receipt of surveys.

4.  Section 9.1(d)(v) is amended by noting that $67,500 has already been paid.

5. Section 3(b) of the preferred stock provisions, Exhibit A to the Agreement, is amended with the example to read as follows:

       (ii) upon the sale of any real estate, the Corporation shall redeem shares of Preferred Stock to the extent 75% of the sales proceeds of the real estate exceed the 50% amount lent against the real estate;

       Ex: The Corporation sells real estate originally valued at $100,000 for $90,000. The Corporation will pay $50,000 to the bank, the Corporation will pay $17,500 in redemption of shares of Preferred Stock, and $22,500 will be retained by the Corporation. If the sale price was $130,000, the Corporation would pay $47,500 in redemption of shares of Preferred Stock, and $32,500 would be retained by the Corporation.

    Vic Puri requested this.

Mr. Art Hawkins
March 22, 1999
Page Two


6. Section 3 of each of the two senior subordinated notes, Exhibits B and C to the Agreement, is amended by deleting (b), in recognition of the fact that the subordinated notes will not have a first priority lien but only a second lien to the Senior Financing Debt. Vic Puri requested this.

7. Sections 2(b) of the $1,000,000 note, last line of page 2 is revised to read: "period immediately preceding the month of a scheduled principal payment does not exceed $2,000,000; and provided further that any deferred payment shall be added to the next monthly payment due and payable;" so long as the cash flow in that month recovers the cumulative cash to above $2,000,000.

8.  Section 6.2 of the Agreement, which you scratched through, is reinstated.

9.  The Harold Parkison waiver letter is enclosed for his signature.

10. The $2,000,000 commitment letter is enclosed for your signature.

If the foregoing reflects your understanding, please sign a copy of this letter and return to me (i) a signed copy of this letter, (ii) the Parkison letter, and (iii) the $2,000,000 letter, and the Agreement shall be deemed thereupon delivered.

If you have any questions, please call.

                                      Yours very truly,

                                      TYLER CORPORATION


                                      By: /s/ C.A. RUNDELL, JR.
                                         --------------------------
                                         C. A. Rundell, Jr.


AGREED TO:

HALART, L.L.C.



By: /s/ ART HAWKINS
   --------------------
   Art Hawkins


cc: Vic Puri
    John M. Rickel, Jr.
    Neil J. O'Brien